Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 15, 2011

DENTSPLY International Inc.
221 West Philadelphia Street
York, Pennsylvania 17405-0872

Re:	DENTSPLY International Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to DENTSPLY International Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).  The Registration Statement relates to the issuance and sale from time to time by the Company of senior debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under an indenture proposed to be entered into between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), prior to the issuance of any Debt Securities, the form of which is being filed as an exhibit to the Registration Statement (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                  the Registration Statement;

(b)                                 the form of Indenture;

(c)                                  the prospectus, dated the date hereof (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(d)                                 a copy of the Company’s Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of August 8, 2011, and certified by Deborah M. Rasin, Secretary of the Company (the “Certificate of Incorporation”);

(e)                                  a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified by Deborah M. Rasin, Secretary of the Company (the “Bylaws”);

(f)                                    a copy of certain resolutions of the Board of Directors of the Company, adopted on July 27, 2011, relating to the registration of the Debt Securities, as certified by Deborah M. Rasin, Secretary of the Company; and

(g)                                 the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, to be filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that with respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and any supplemental indenture thereto has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; and (vi) the certificates evidencing the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and such officer’s certificate or supplemental indenture and enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture, any such officer’s certificate or supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In addition, in rendering the foregoing opinions we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any such officer’s certificate or supplemental indenture and the Debt Securities, will not (i) conflict with the Certificate of Incorporation or the Bylaws, (ii) constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravene any order or decree of any governmental authority to which the Company or its property is subject, (iv) violate any law, rule or regulation to which the Company or its property is subject or (v) require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Base Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP